UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TRIUMPH BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12700 Park Central Drive, Suite 1700 Dallas, Texas		75251
(Address of Principal Executive Offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-237663

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Triumph Bancorp, Inc., a Texas corporation (the “Company”), each representing a 1/40th interest in a share of the Company’s 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share). The descriptions set forth under the captions “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated June 16, 2020 relating to the Depositary Shares, filed with the Securities and Exchange Commission on June 17, 2020 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3ASR (File No. 333-237663) of the Registrant, dated April 13, 2020, are each incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Exhibit Title

3.1	Second Amended and Restated Certificate of Formation of the Registrant, effective November 7, 2014, incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on November 13, 2014.

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Formation of Triumph Bancorp, Inc., incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on May 10, 2018.

3.3	Second Amended and Restated Bylaws of the Registrant, effective November 7, 2014, incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on November 13, 2014.

3.4	Amendment No. 1 to Second Amended and Restated Bylaws of Triumph Bancorp, Inc., incorporated by reference to Exhibit 3.2 to Form 8-K filed with the SEC on May 10, 2018.

3.5	Statement of Designation of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, dated June 17, 2020, incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on June 19, 2020.

4.1	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated by reference to Exhibit 4.1 to Form 10-K filed with the SEC on February 11, 2020.

4.2	Specimen common stock certificate of Triumph Bancorp, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-198838).

4.3

Deposit Agreement, dated June 19, 2020, among Triumph Bancorp, Inc., Equiniti Trust Company, and the holders from time to time of the depositary receipts described therein, incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on June 19, 2020.

4.4	Form of Depositary Receipt Representing the Depositary Shares (included as Exhibit A in Exhibit 4.3 of this Registration Statement on Form 8-A).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: June 19, 2020	Triumph Bancorp, Inc.

	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Executive Vice President and General Counsel